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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2002

TRIQUINT SEMICONDUCTOR, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-22660 (Commission File Number)	95-3654013 (I.R.S. Employer Identification Number)

2300 NE Brookwood Parkway
Hillsboro, OR 97124
(Address of principal executive offices)

(503) 615-9000
(Registrant's telephone number, including area code)

        The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on July 15, 2002 as set forth in the pages attached hereto:

Item 7. Financial Statements and Exhibits.

        (a)  Financial statements of business acquired.

        Based on the materiality of this Acquisition to TriQuint Semiconductor, Inc. ("TriQuint"), Rule 3-05(b)(2)(ii) of Regulation S-X requires TriQuint to furnish audited financial statements for the acquired business as specified in Rule 3-01 and Rule 3-02.

        Based on the circumstances described above, the following audited financial statements are hereby included in this Form 8-K/A on pages F-2 to F-21.

  •
  Independent Auditors Report

  •
  Combined Balance Sheets of Gallium Arsenide Business of Infineon Technologies AG as of June 30, 2002 and September 30, 2001

  •
  Combined Statements of Operations of Gallium Arsenide Business of Infineon Technologies AG for the nine months ended June 30, 2002 and the year ended September 30, 2001

  •
  Combined Statements of Business Equity of Gallium Arsenide Business of Infineon Technologies AG for the nine months ended June 30, 2002 and the year ended September 30, 2001

  •
  Combined Statements of Cash Flows of Gallium Arsenide Business of Infineon Technologies AG for the nine months ended June 30, 2002 and the year ended September 30, 2001

  •
  Notes to Financial Statements of Gallium Arsenide Business of Infineon Technologies AG

        (b)  Pro forma financial information.

        Based on the circumstances described above, the following unaudited condensed consolidated pro forma financial statements are hereby included in this Form 8-K/A on pages F-22 to F-31. TriQuint believes the provision of these unaudited condensed consolidated pro forma financial statements to be in compliance with the requirements of Rule 3-05 of Regulation S-X as the most appropriate presentation under the circumstances:

  •
  Unaudited Condensed Consolidated Pro Forma Balance Sheet as of June 30, 2002

  •
  Unaudited Condensed Consolidated Pro Forma Statements of Operations for the year ended December 31, 2001 and the six months ended June 30, 2002

  •
  Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

  •
  GaAs Business Balance Sheet Conversion as of June 30, 2002

  •
  GaAs Business Statements of Operations Conversion for the year ended December 31, 2001 and the six months ended June 30, 2002

2

        (c)  Exhibits.

Exhibit	Description
2.1*†	Amended Sale and Transfer Agreement between Infineon Technologies AG, Infineon Technologies North America Corp., TriQuint Semiconductor, Inc. and TriQuint GmbH dated as of April 29, 2002
2.1.1*†	Interim Supply Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.2*†	Side Letter to the Interim Supply Agreement dated July 1, 2002
2.1.3*†	Cooperation Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.4†	Transition Services Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.5*†
Basic Supply Agreement Relating to the Supply of Highly Reliable Semiconductor Products and Assignment of Customer Contracts by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.6*†	Backend Foundry Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.7*†	Side Letter to the Backend Foundry Agreement dated July 1, 2002
2.1.8*†	Interim Lease Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated April 22, 2002

*
A request for confidential treatment of certain portions of such agreement has been submitted to the Securities and Exchange Commission with respect to such exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†
Previously filed.

        Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 13, 2002	By:	/s/ RAYMOND A. LINK Raymond A. Link Vice President, Finance and Administration, Chief Financial Officer and Secretary

INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report	F-2
Combined Balance Sheets of Gallium Arsenide Semiconductor Business of Infineon Technologies AG as of June 30, 2002 and September 30, 2001	F-3
Combined Statements of Operations of Gallium Arsenide Semiconductor Business of Infineon Technologies AG for the nine months ended June 30, 2002 and the year ended September 30, 2001	F-4
Combined Statements of Business Equity of Gallium Arsenide Semiconductor Business of Infineon Technologies AG for the nine months ended June 30, 2002 and the year ended September 30, 2001	F-5
Combined Statements of Cash Flows of Gallium Arsenide Semiconductor Business of Infineon Technologies AG for the nine months ended June 30, 2002 and the year ended September 30, 2001	F-6
Notes to Consolidated Financial Statements	F-7
Unaudited Condensed Consolidated Pro Forma Balance Sheets as of June 30, 2002 and December 31, 2001	F-23
Unaudited Condensed Consolidated Pro Forma Statements of Operations for the year ended December 31, 2001 and the six months ended June 30, 2002	F-24
Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements	F-26
GaAs Business Balance Sheet Conversion as of June 30, 2002	F-29
GaAs Business Statements of Operations Conversion for the year ended December 31, 2001 and six months ended June 30, 2002	F-30

Independent Auditors' Report

The Supervisory Board of
Infineon Technologies AG:

        We have audited the accompanying combined balance sheets of the Gallium Arsenide Semiconductor Business of Infineon Technologies AG as of June 30, 2002 and September 30, 2001 and the related combined statements of operations, business equity and cash flows for the nine months ended June 30, 2002 and the year ended September 30, 2001. These combined financial statements are the responsibility of the Gallium Arsenide Semiconductor Business' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As described in note 9 to the combined financial statements, the Gallium Arsenide Semiconductor Business has significant transactions and relationships with related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Furthermore, as described in notes 1 and 9, the combined financial statements include various cost allocations and management estimates based on assumptions that management believes are reasonable under the circumstances. These allocations and estimates, however, are not necessarily indicative of the costs and expenses, assets or liabilities that would have resulted had the Gallium Arsenide Semiconductor Business been operated as a separate entity.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Gallium Arsenide Semiconductor Business as of June 30, 2002 and September 30, 2001, and the results of its operations and its cash flows for the nine months ended June 30, 2002 and the year ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG DEUTSCHE TREUHAND-GESELLSCHAFT
AKTIENGESELLSCHAFT
WIRTSCHAFTPRUFUNGSGESELLSCHAFT

Munich, Germany
July 31, 2002

Gallium Arsenide Semiconductor Business of Infineon Technologies AG
Combined Balance Sheets
June 30, 2002 and September 30, 2001
(euro in thousands)

	June 30, 2002	September 30, 2001
	(euro thousands)	(euro thousands)
Assets:
Current assets:
Accounts receivable, net	6,544	5,653
Related party receivables	168	152
Inventories	5,885	5,878
Other current assets	340	320

Total current assets	12,937	12,003

Machinery and equipment, net	2,297	3,548
Long-term investment and advances	1,867	566

Total assets	17,101	16,117

Liabilities and business equity:
Current liabilities:
Accounts payable	22	46
Accrued liabilities	977	1,647
Other current liabilities	803	1,295

Total current liabilities	1,802	2,988

Pension obligations	1,299	1,184

Total liabilities	3,101	4,172

Business equity:
Investments by and advances from Infineon Technologies AG	12,984	10,755
Foreign currency translation adjustment	1,016	1,190

Total business equity	14,000	11,945

Total liabilities and business equity	17,101	16,117

See accompanying notes to the combined financial statements.

Gallium Arsenide Semiconductor Business of Infineon Technologies AG
Combined Statements of Operations
For the nine months ended June 30, 2002 and the year ended September 30, 2001

	June 30, 2002	September 30, 2001
	(euro thousands)	(euro thousands)
Net sales:
Third parties	23,411	35,672
Related parties	143	147

Total net sales	23,554	35,819

Cost of goods sold	24,978	49,183

Gross margin	(1,424)	(13,364)

Research and development expenses	10,010	17,182
Selling, general and administrative expenses	6,523	13,869
Other operating expense, net	—	11

Operating loss	(17,957)	(44,426)
Interest expense	(134)	(74)

Loss before income taxes	(18,091)	(44,500)
Income tax expense	(344)	(1,264)

Net loss	(18,435)	(45,764)

See accompanying notes to the combined financial statements.

Gallium Arsenide Semiconductor Business of Infineon Technologies AG
Combined Statements of Business Equity
For the nine months ended June 30, 2002 and the year ended September 30, 2001
(euro in thousands)

	Investments by and advances from Infineon Technologies AG	Foreign currency translation adjustment	Total
Balance as of September 30, 2000	21,356	1,479	22,835

Net loss	(45,764)	—	(45,764)
Other comprehensive loss	—	(289)	(289)

Total comprehensive loss			(46,053)

Net investments by and advances from Infineon Technologies AG	35,163	—	35,163

Balance as of September 30, 2001	10,755	1,190	11,945

Net loss	(18,435)	—	(18,435)
Other comprehensive loss	—	(174)	(174)

Total comprehensive loss			(18,609)

Net investments by and advances from Infineon Technologies AG	20,664	—	20,664

Balance as of June 30, 2002	12,984	1,016	14,000

See accompanying notes to the combined financial statements.

Gallium Arsenide Semiconductor Business of Infineon Technologies AG
Combined Statements of Cash Flows
For the nine months ended June 30, 2002 and year ended September 30, 2001

	June 30, 2002	September 30, 2001
	(euro thousands)	(euro thousands)
Net loss	(18,435)	(45,764)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	1,209	1,832
Release of provision for doubtful accounts	(7)	(19)
Loss on disposal of equipment	7	—
Changes in operating assets and liabilities:
Accounts receivable	(961)	229
Related party receivables	(18)	1,901
Inventories	(38)	7,661
Other current assets	(44)	(308)
Accounts payable	(24)	35
Accrued liabilities	(660)	1,031
Other current liabilities	(474)	(683)
Pension obligations	114	198

Net cash used in operating activities	(19,331)	(33,887)

Cash flows from investing activities:
Long-term investment	(1,301)	—
Purchases of machinery and equipment	(32)	(1,276)

Net cash used in investing activities	(1,333)	(1,276)

Cash flows from financing activities:
Increase in investments by and advances from Infineon Technologies AG	20,664	35,163

Net cash provided by financing activities	20,664	35,163

Net change in cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	—	—

Cash and cash equivalents at end of period	—	—

See accompanying notes to the combined financial statements.

Gallium Arsenide Semiconductor Business of Infineon Technologies AG
Notes to the Combined Financial Statements
(euro in thousands, except where otherwise stated)

1.    Description of Business and Basis of Presentation

  A)    Description of Business

        The Gallium Arsenide semiconductor business ("GaAs Business") is a component of a business unit within the Wireless Solutions Segment of Infineon Technologies AG ("Infineon"). The GaAs Business designs, develops, produces and markets both HiRel and Gallium Arsenide devices and processes Gallium Arsenide wafers. HiRel devices include RF-devices, as well as diodes for RF-applications, manufactured expressly for markets such as space or military, in which extraordinary ruggedness and high reliability under extreme environmental, electromagnetic, or other conditions is a priority.

        Front-end manufacturing operations for the GaAs Business are conducted at the Infineon shared manufacturing facility in Perlach, Germany and back-end operations are conducted at the Infineon shared manufacturing facilities in Regensburg, Germany and Malacca, Malaysia. Research and development activities occur at Infineon shared sites in Germany and the United States and selling activities occur at Infineon shared sites in Germany, Singapore and the United States.

        On April 29, 2002, Infineon and TriQuint Semiconductor ("TriQuint") entered into a Sale and Transfer Agreement ("Sale Agreement"), relating to the GaAs business. Pursuant to the terms of the Sale Agreement, TriQuint agreed to acquire specified non-manufacturing tangible and intangible assets, as well as the assumption of specified customer contracts and liabilities principally associated with employment related obligations. All other assets and liabilities, including accounts receivable, inventories and miscellaneous assets and liabilities, were excluded from the transaction. The transaction was consummated on July 1, 2002.

        In conjunction with the Sale Agreement, Infineon and TriQuint entered into an interim supply agreement ("Interim Supply Agreement") whereby Infineon is required to sell, and TriQuint is required to purchase, EUR 22,500 of GaAs Business products during a one year period at stipulated prices, which are currently below prevailing market prices. In addition, upon closing of the Sales Agreement, agreements became effective whereby Infineon is to provide TriQuint with a basic supply of specified semiconductor products and back-end foundry services during a one year period on a cost plus basis with no minimum purchase requirements.

  B)    Basis of Presentation

        The accompanying combined financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP"), and are derived from Infineon's historical accounting records. They are presented on a "carve-out" basis to include the historical operations applicable to the GaAs Business of Infineon.

        The combined financial statements include all revenues and expenses directly attributable to the GaAs Business including expenses for facilities, functions, and services used by the GaAs Business at shared Infineon manufacturing facilities and expenses for certain functions and services performed by centralized Infineon departments and directly charged to the GaAs Business based on usage. The results of operations also include an allocation of Infineon's general corporate expenses, certain research and development expenses, and interest expense.

        Cost allocations and transactions between the GaAs Business and Infineon are described in note 9. Because of the significant relationship between Infineon and the GaAs Business, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated third parties. Management believes the assumptions underlying the combined financial statements are reasonable. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the GaAs Business had been operated on a stand-alone basis.

        Unless otherwise noted, all assets and liabilities specifically identifiable with the GaAs Business are included in the preparation of the combined financial statements. The following assumptions and allocations are used for those assets and liabilities not specifically identifiable to the GaAs Business.

  Inventories and Machinery and Equipment

        The manufacturing operations of the GaAs Business are conducted within Infineon shared manufacturing facilities. Infineon allocates inventory to the GaAs Business after the front-end processing is complete; therefore, the combined balance sheet only includes work-in-process and finished goods inventory. Manufacturing assets included in the shared manufacturing facilities are not specifically allocated to specific Infineon businesses; therefore, only such assets that are subject to the Sale Agreement are included in the combined balance sheet. The combined statement of operations includes depreciation expense for all property, plant and equipment utilized in the operations of the GaAs Business.

  Accounts Receivable

        Accounts receivable include trade receivables from customers specifically identifiable to the GaAs Business, as well as an allocation of trade receivables from those GaAs Business' customers who are also customers of other Infineon businesses.

  Other Current Liabilities

        Other current liabilities include payroll obligations which were allocated to the GaAs Business based on the head count of those employees specifically identifiable to the GaAs Business.

  Investments by and Advances from Infineon Technologies AG

        Investments by and Advances from Infineon Technologies AG represents Infineon's interest in the recorded net assets of the GaAs Business. Infineon uses a centralized approach to cash management and the financing of operations. As a result, none of Infineon's cash, cash equivalents, or direct indebtedness have been allocated to the GaAs Business in the combined financial statements. All intercompany transactions, including purchases of inventory, charges and cost allocations for facilities, functions and services performed by Infineon for the GaAs Business are reflected in this amount.

2.    Summary of Significant Accounting Policies

        The following is a summary of significant accounting policies followed in the preparation of the accompanying combined financial statements.

  A)    Basis of Combination

        All significant intercompany balances and transactions within the GaAs Business have been eliminated in combination. Equity investments in which the GaAs Business has an ownership interest of less than 20% are recorded at cost.

  B)    Foreign Currency Translation

        The assets and liabilities of the foreign GaAs Businesses with functional currencies other than the euro are translated using period-end exchange rates, while the revenues and expenses of such entities are translated using average exchange rates during the period. Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods are included in other comprehensive income (loss) and reported as a separate component of business equity.

        The exchange rates of the more important currencies used in the preparation of the accompanying financial statements are as follows:

		Exchange rate at		Average exchange rate for the nine months and year ended
Currency:		June 30, 2002	September 30, 2001	June 30, 2002	September 30, 2001
		euro	euro	euro	euro
U.S. $	1$=	1.0179	1.0864	1.1166	1.1312
Singapore Dollar	1SGD =	0.5759	0.6152	0.6119	0.6373

  C)    Inventories

        Inventories are valued at the lower of cost or market, cost generally being determined on the basis of an average method. Cost consists of purchased component costs and manufacturing costs, which are comprised of direct material and labor costs and applicable indirect costs (note 9).

  D)    Machinery and Equipment

        Machinery and equipment is valued at cost less accumulated depreciation. Spare parts, maintenance and repairs are expensed as incurred. Depreciation expense is recognized principally using the straight-line method. The estimated useful lives of assets are as follows:

Years
Technical equipment and machinery	3-8
Other equipment	1-8

  E)    Impairment of Long-lived Assets

        The carrying values of long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Estimated fair value is generally based on either appraised value or measured by discounted estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows.

  F)    Financial Instruments

        Both Infineon and the GaAs Business operate internationally, giving rise to exposure to changes in foreign currency exchange rates. Infineon uses financial instruments, including derivatives such as foreign currency forward and option contracts, to reduce this exposure based on the net exposure to the respective currency. Since Infineon has a centralized treasury function, none of the derivative financial instruments have been allocated to the GaAs Business in the accompanying combined financial statements.

        Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments," requires that the GaAs Business disclose estimated fair values for its financial instruments. At September 30, 2001, the GaAs Business' financial instruments include accounts receivable, related party receivables and accounts payable. The fair values of these instruments approximate their carrying values because of their short-term nature.

  G)    Revenue Recognition—Sales

        Revenue, net of allowances for discounts, is recognized upon shipment or delivery of finished products to customers depending on the terms of the agreement, when the risks and rewards of ownership are transferred.

        The SEC released SAB 101, "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. Subsequently the SEC released SAB 101A and SAB 101B, which delayed the implementation of SAB 101. Effective, July 1, 2001, Infineon adopted the provisions of SAB 101, which did not have an impact on the GaAs Business' financial position or results of operations.

  H)    Government Grants

        The GaAs Business received government grants to subsidize research and development activities which were recognized as an offset to research and development expense in the amount of €2,754 and €4,798 for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively. These grants are recorded as receivables when project milestones are met and the amounts are realizable.

  I)    Product-related Expenses

        Expenditures for advertising, sales promotion and other sales-related activities are expensed as incurred. Provisions for estimated costs related to product warranties are made at the time the related sale is recorded. Research and development costs are expensed as incurred (note 9).

  J)    Income Taxes

        Historically, the GaAs Business' operations have been included in Infineon's consolidated income tax returns. Income tax expense in the accompanying combined statements of operations has been calculated using a separate return basis. Under this method, income taxes are allocated to members of the Infineon group by applying SFAS No. 109, "Accounting for Income Taxes", to each member of the group as if it were a separate tax paying entity. The asset and liability method is used to recognize deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  K)    Stock-based Compensation

        Certain employees of the GaAs Business are included in the Infineon share option plan. Infineon accounts for stock-based compensation using the intrinsic value method pursuant to Accounting Principle Board ("APB") Opinion 25, "Accounting for Stock Issued to Employees", and has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation".

  L)    Use of Estimates

        The preparation of the accompanying financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Due to current economic conditions and events, it is possible that these conditions and events could have a significant effect on such estimates made by management. Actual results could differ from these estimates.

  M)    Recent Accounting Pronouncements

        In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. SFAS No. 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to Be Disposed Of". SFAS No. 141 is required to be adopted immediately, and SFAS No. 142 was adopted on October 1, 2001. The adoption of these statements did not effect the financial position or results of operations of the GaAs Business.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal use of the asset.

        SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, a gain or loss on settlement will be recognized.

        SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The adoption of this statement will require the identification of all legal obligations for asset retirement obligations, if any, and the determination of the fair values of these obligations on the date of adoption. The determination of fair value is complex and will require the gathering of market information and development of cash flow models. Additionally, processes will need to be developed in order to monitor these obligations. Because of the effort necessary to comply with the adoption of SFAS No. 143, it is not practicable for management to estimate the impact of adopting this SFAS on the GaAs Business at the date of this report.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 retains the current requirement to recognize an impairment loss only if the carrying amounts of long-lived assets to be held and used are not recoverable from their expected undiscounted future cash flows. However, goodwill is no longer required to be allocated to these long-lived assets when determining their carrying amounts. SFAS No. 144 requires that a long-lived asset to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin-off be considered held and used until it is disposed. However, SFAS No. 144 requires the depreciable life of an asset to be abandoned be revised. SFAS No. 144 requires all long-lived assets to be disposed of by sale be recorded at the lower of its carrying amount or fair value less cost to sell and to cease depreciation (amortization). Therefore, discontinued operations are no longer measured on a net realizable value basis, and future operating losses are no longer recognized before they occur. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 is not expected to have a material impact on the financial results of the GaAs Business.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and other Costs to Exit an Activity," and requires that a liability for costs associated with an exit or disposal activity be recognized initially at fair value when the liability is incurred. EITF Issue No. 94-3 required that a liability for an exit cost be recognized at the date of an entity's commitment to an exit plan. The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 is not expected to have a material impact on the financial results of the GaAs Business.

3.    Accounts Receivable, net

        Accounts receivable, net at June 30, 2002 and September 30, 2001 consist of the following:

	June 30, 2002	September 30, 2001
Third party—trade	4,456	4,979
Government grants receivable	2,175	854
Other	83	—

Total receivables	6,714	5,833
Allowance for doubtful accounts	(170)	(180)

Total accounts receivable, net	6,544	5,653

        Activity in the allowance for doubtful accounts for the nine months ended June 30, 2002 and the year ended September 30, 2001 is as follows:

	June 30, 2002	September 30, 2001
Allowance for doubtful accounts at beginning of period	(180)	(199)
Release of bad debt provision	7	19
Foreign currency effects	3	—

Allowance for doubtful accounts at end of period	(170)	(180)

4.    Inventories

        Inventories at June 30, 2002 and September 30, 2001 consist of the following:

	June 30, 2002	September 30, 2001
Work-in-process	4,899	4,314
Finished goods	986	1,564

Total inventory	5,885	5,878

5.    Machinery and Equipment, net

        Machinery and equipment at June 30, 2002 and September 30, 2001 consists of the following:

	June 30, 2002	September 30, 2001
Technical equipment and machinery	5,171	5,250
Other office equipment	7,542	7,549

Total	12,713	12,799
Less: accumulated depreciation	(10,416)	(9,251)

Net machinery and equipment	2,297	3,548

6.    Long-term Investment and Advances

        Long-term investment and advances at June 30, 2002 and September 30, 2001 consist of the following:

	June 30, 2002	September 30, 2001
Cost based investment	566	566
Advance to cost based investment	1,301	—

Total long-term investment and advances	1,867	566

        The advance to cost based investment is subordinate to all other creditors of the investee and bears interest at a rate of Euribor plus 0.5%. The advance is repayable on demand subject to the assets of the investee exceeding its liabilities by at least 25%. Since Infineon does not anticipate requesting repayment within the next twelve months, the advance is classified as long-term as of June 30, 2002.

7.    Accrued Liabilities

        Accrued liabilities at June 30, 2002 and September 30, 2001 consist of the following:

	June 30, 2002	September 30, 2001
Personnel costs	679	865
Loss on sales contract	80	620
Other	218	162

Total accrued liabilities	977	1,647

        In July 1999, Infineon entered into an OEM Supply Agreement ("Supply Agreement") with a customer to supply a minimum of 8,000 units of specified GaAs Business products, on a fixed price basis, over a twenty-one month period expiring in April 2002. The Supply Agreement contains cancellation penalties in the event that Infineon terminates the Supply Agreement prior to its expiration date. Additionally, the Supply Agreement includes a "take or pay" provision in the event that the customer does not fulfill the minimum purchase quantity requirements.

        As a result of unanticipated production difficulties, in September 2001, Infineon and the customer began negotiations to amend the terms of the Supply Agreement. During the year ended September 30, 2001, Infineon recorded a charge of EUR 620, representing its estimate of losses to be incurred relating to the fulfillment of its obligations under the Supply Agreement, which has been included in cost of goods sold in the accompanying combined statement of operations.

        In December 2001, Infineon and the customer completed their negotiations and formally amended the terms of the Supply Agreement. The amendment provides for, among other revisions, a reduction in the total purchase commitment to 150 units and requires Infineon to supply an additional 75 units at no additional charge. As a result of the provisions of this amendment and the delivery of the units, Infineon recorded an additional charge of EUR 433, which has been recognized as cost of goods sold in the nine months ended June 30, 2002. Due to continuing disputes with the customer, Infineon has recorded an additional accrual of EUR 80 during the nine months ended June 30, 2002 for further anticipated losses to be incurred.

8.    Other Current Liabilities

        Other current liabilities consist of payroll obligations and other employee related liabilities.

9.    Related Parties

        Infineon manufactures products for the GaAs Business and the GaAs Business sells certain of its products to Siemens AG Group companies. Siemens AG is a significant shareholder of Infineon Technologies AG.

        Specifically identifiable operating expenses or revenues of the GaAs Business product lines are charged or credited directly to the GaAs Business product lines without allocation or apportionment. Those costs that are not specifically identifiable to the GaAs Business are allocated using methods that Infineon management considers reasonable. Allocation methods include proportionate allocation on the basis of assets, production volumes, usage, sales, and employee head count. Such charges and allocations are not necessarily indicative of amounts that would have been incurred had the GaAs Business operated as a separate entity.

        The GaAs Business has historically been dependent upon Infineon for their financing and capital requirements. Financing is provided to the GaAs Business in the form of investments by and advances from Infineon. The GaAs Business' historical capital structure may not be necessarily indicative of the capital that the GaAs Business would require as a separate company. The accompanying combined balance sheets do not include debt. However, the combined statements of operations include an allocation of interest expense based on the ratio of the GaAs Business' net assets to the total net assets of Infineon, excluding debt.

        Transactions with Related Parties and cost allocations from Infineon during the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively include the following:

	June 30, 2002	September 30, 2001
Sales to Siemens group companies	143	147
Infineon cost allocations:
Cost of goods sold	10,681	21,343
Research and development	1,635	2,157
Selling, general and administrative	3,890	5,411
Interest expense	134	74

        Included within allocated cost of goods sold are unabsorbed overhead costs of EUR 3,660 and EUR 12,992 for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively. Total unabsorbed overhead costs included in cost of goods sold, including both those costs allocated from Infineon as well as those costs specifically identifiable to the GaAs Business, are EUR 8,475 and EUR 23,514 for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively.

        Related party receivables at June 30, 2002 consist of trade receivables from Siemens group companies of EUR 159 and employee receivables of EUR 9. Related party receivables at September 30, 2001 consist of trade receivables from Siemens group companies of EUR 123 and employee receivables of EUR 29.

10.    Income Taxes

        The income (loss) before income taxes is attributable to the following geographic locations for the nine months ended June 30, 2002 and the year ended September 30, 2001:

	June 30, 2002	September 30, 2001
Germany	(19,072)	(49,704)
Foreign	981	5,204

	(18,091)	(44,500)

        Income tax expense for the nine months ended June 30, 2002 and the year ended September 30, 2001 is comprised of current taxes in the amount of EUR 344 and EUR 1,264, respectively.

        In October 2000, the German government passed new tax legislation which, among other changes, reduced the GaAs Business' statutory tax rate in Germany from 40% on retained earnings and 30% on distributed earnings to a uniform 25%, effective for the GaAs Business' year ending September 30, 2002. The impact of the various revisions in the new tax legislation was accounted for during fiscal 2001, the period of the enactment of the legislation, as required by SFAS No. 109, "Accounting for Income Taxes". The legislation did not effect the loss for the year ended September 30, 2001, but reduced the amount of deferred tax assets by EUR 6,461 and also reduced the valuation allowance by the same amount at September 30, 2001.

        Including the impact of a solidarity surcharge of 5.5% for each year on federal corporate taxes payable, the federal corporate tax rate amounted to 26.4% and 42.2% for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively, plus trade tax, net of federal benefit, of 12.6% and 9.8%, respectively.

        A reconciliation of income taxes for the nine months ended June 30, 2002 and the year ended September 30, 2001 determined using the German corporate tax rate plus trade taxes, net of federal benefit, for a combined statutory rate of 39.0% for the nine months ended June 30, 2002 and 52.0% for the year ended September 30, 2001, is as follows:

	June 30, 2002	September 30, 2001
Expected benefit for income taxes	7,055	23,140
Foreign tax rate differential	39	1,442
Change in tax rate	—	(6,461)
Increase in valuation allowance	(7,438)	(19,385)

Actual income tax expense	(344)	(1,264)

        The significant components of deferred tax assets and deferred tax liabilities at June 30, 2002 and September 30, 2001 are as follows:

	June 30, 2002	September 30, 2001
Assets:
Inventories	7	218
Accrued liabilities	39	242
Pension and other employee liabilities	95	134
Net operating loss carryforward	26,623	18,751
Other	75	40

Gross deferred tax assets	26,839	19,385
Valuation allowance	(26,823)	(19,385)

Deferred tax assets	16	—

Liabilities:
Accounts receivable	16	—

Deferred tax liabilities	16	—

Deferred taxes, net	—	—

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the estimated level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the GaAs Business will not realize the benefits of these deductible differences at June 30, 2002 and September 30, 2001.

        It is not practicable to determine the aggregate amount of tax loss carry forwards attributable to the GaAs Business as of September 30, 2000 given that separate tax returns have not been prepared for the GaAs Business and such tax loss carry forwards are included in the tax returns submitted by Infineon and its subsidiaries. The deferred tax asset for the tax loss carry forward consists primarily of the loss which would have been available on a separate company basis for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively.

        For the nine months ended June 30, 2002 and the year ended September 30, 2001, the GaAs Business incurred German tax losses in the amounts of EUR 20,187 and EUR 47,179. Such tax losses will be utilized by Infineon in its future tax returns, and therefore, are not available to the GaAs Business in future years. Additionally, other deferred tax assets, shown above before valuation allowance, would generally not be available to TriQuint as Infineon would realize these assets in connection with such a sale.

11.    Pension Plans

        Certain employees of the GaAs Business participate in Infineon's pension plan. During the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively, only German employees of the GaAs Business have vested benefits under the plan. Plan benefits are principally based upon years of service. No plan assets have been allocated to the GaAs Business.

        Information with respect to the pension obligations related to the German employees of the GaAs Business for the nine months ended June 30, 2002 and the year ended September 30, 2001, is based on actuarially determined amounts.

	June 30, 2002	September 30, 2001
Change in projected benefit obligation:
Projected benefit obligation beginning of year	1,184	986
Service cost	62	73
Interest cost	53	64
Actuarial losses	—	61

Projected benefit obligations end of year	1,299	1,184

        The projected benefit obligation is recognized as a non-current liability in the accompanying combined balance sheets as of June 30, 2002 and September 30, 2001.

        The assumptions used in calculating the actuarial values for the pension plans are as follows:

	June 30, 2002	September 30, 2001
Discount rate	6.0%	6.0%
Rate of compensation increase	3.0%	3.0%

        The components of net periodic pension cost for the nine months ended June 30, 2002 and the year ended September 30, 2001, are as follows:

	June 30, 2002	September 30, 2001
Service cost	62	73
Interest cost	53	64
Actuarial loss	—	61

Net periodic pension cost	115	198

12.    Supplemental Cash Flow Information

        As the GaAs Business utilizes the Infineon centralized cash management services, it did not make any cash payments for interest or income taxes during the year. The settlement of these cost allocations to the GaAs Business is reflected within Investments by and Advances from Infineon Technologies AG in the combined balance sheets at June 30, 2002 and September 30, 2001. For purposes of the preparation of the cash flow statement, the net Investment by and Advances from Infineon Technologies AG is assumed to be cash.

13.    Stock-based Compensation

        In 1999, the shareholders of Infineon approved a share option plan ("LTI 1999 Plan"), which provided for the granting of non-transferable options to acquire ordinary shares over a future period. Under the terms of the LTI 1999 Plan, Infineon was able to grant options over a five-year period to members of the Management Board for up to 2.25 million ordinary shares, directors of subsidiaries and affiliates for up to 6 million ordinary shares, and other eligible employees for up to 39.75 million ordinary shares. The exercise price of each option equals 120% of the average closing price of Infineon's stock during the five trading days prior to the date of grant. Options vest at the latter of two years from the grant date or the date on which Infineon's stock reaches the exercise price for at least one trading day. Options expire seven years from the grant date.

        On April 6, 2001, Infineon shareholders approved the Long Term Incentive Plan ("LTI 2001 Plan") which replaced the LTI 1999 Plan. Options previously issued under the LTI 1999 plan remained unaffected as to terms and conditions. Pursuant to the provisions of the LTI 2001 Plan, an aggregate of 51.5 million options can be granted within a five-year period. Options, once granted, have a vesting period of at least two years, and can be exercised within seven years of the grant date at an exercise price of 105% of the average market price of Infineon's shares over a specified period preceding the grant date.

        Under the LTI 2001 Plan, Infineon's supervisory board will decide annually within three months after publication of financial results how many options to grant the Management Board. The Management Board will, within the same three-month period, decide how many options to grant to eligible employees.

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the nine months ended June 30, 2002: dividend yield of 0%; expected volatility of 48%, risk-free interest rate of 4.19%; and expected life of 4.5 years.

        A summary of the status of those options granted to GaAs Business employees from the LTI 1999 Plan and the LTI 2001 Plan as of June 30, 2002 and September 30, 2001, and changes during the nine months and year then ended is presented below:

	June 30, 2002		September 30, 2001
	Shares	Weighted- average exercise price	Shares	Weighted- average exercise price
Outstanding at beginning of period	67,700	EUR 49.92	71,700	EUR 50.22
Granted	25,500	EUR 23.70	—	—
Exercised	—	—	—	—
Transfer of employees to other Infineon businesses	—	—	(4,000)	EUR 55.18
Forfeited	(500)	EUR 55.18	—	—

Outstanding at end of period	92,700	EUR 42.68	67,700	EUR 49.92

        The weighted-average fair value of each option granted during the nine months ended June 30, 2002 was EUR 9.63.

        The following table summarizes information about stock options granted to GaAs Business employees outstanding at June 30, 2002:

Range of Exercise Prices	Outstanding	Weighted- average Remaining Contractual Life	Weighted- average Exercise Price
EUR 23.70	25,500	6.43 years	EUR 23.70
EUR 42.00	27,000	4.70 years	EUR 42.00
EUR 55.18	40,200	5.41 years	EUR 55.18

	92,700

        Pursuant to both the LTI 1999 and LTI 2001 plans, the Management Board has accelerated the expiration date of those stock options held by employees transferred to TriQuint to September 30, 2004 (note 1). This became effective upon the consummation of the Sale Agreement on July 1, 2002.

        There were 40,200 options exercisable at June 30, 2002 with a weighted-average exercise price of EUR 55.18.

        As described in note 2, Infineon applies APB Opinion 25 and related interpretations in accounting for stock-based compensation. Accordingly, no compensation expense has been recognized for the LTI Plan. Had compensation expense been determined based on the fair value provisions of SFAS No. 123, the GaAs Business net loss would have been increased to the pro forma amount indicated below for the nine months ended June 30, 2002 and the year ended September 30, 2001, respectively:

	June 30, 2002	September 30, 2001
Net loss
As reported	(18,435)	(45,764)
Pro forma	(18,754)	(46,080)

14.    Risks

        Financial instruments that expose the GaAs Business to credit risk consist primarily of trade receivables. Concentrations of credit risks with respect to trade receivables are limited to a degree by Infineon's credit approval and monitoring procedures. The GaAs Business establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Accounts receivable relating to one customer aggregated EUR 1,217, or 27% and EUR 1,217, or 24% of outstanding trade accounts receivable at June 30, 2002 and September 30, 2001, respectively.

        In order to remain competitive, the GaAs Business must continue to make substantial investments in process technology and research and development. Portions of these investments might not be recoverable if these research and development efforts fail to gain market acceptance or if markets significantly deteriorate.

15.    Commitments and Contingencies

        Infineon is subject to various lawsuits, claims and proceedings related to products, patents and other matters incidental to its businesses, including from time to time the GaAs Business. Liabilities including accruals for significant litigation costs related to such matters are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Based upon information presently known to management, Infineon does not believe that the ultimate resolution of such pending matters will have a material adverse effect on the GaAs Business' financial position, although the final resolution of such matters could have a material effect on the results of operations or cash flows in any year of settlement.

        Infineon has executed several supply agreements with customers of the GaAs Business. These arrangements generally provide for the delivery of specified volumes of GaAs products at fixed prices. The agreements are generally cancelable at the option of both Infineon and the customer. At June 30, 2002, these agreements provide for an aggregate minimum purchase commitment by customers of EUR 1,895, of which EUR 1,037 was assumed by TriQuint as of the consummation date of the Sale Agreement, and EUR 858 will be assumed by TriQuint no later than September 30, 2002, contingent on its ability to manufacture the related products. The supply agreements expire at various periods through December 2003.

        Infineon has entered into several research and development agreements relating to the GaAs Business with third parties. These agreements generally provide for Infineon to provide funding to support research and development projects and allow Infineon access to the results of those projects. These agreements are generally cancelable at the option of Infineon and the research institution. At June 30, 2002, the funding commitment relating to these agreements is EUR 149 and the agreements expire at various periods through September 2003.

16.    Operating Segment and Geographic Information

        The GaAs Business operates in one industry segment and is engaged in the design, development, manufacture and marketing of Gallium Arsenide products for a range of wireless applications. The GaAs Business operates in various geographic locations.

        The following is a summary of operations by geographic area for the nine months ended June 30, 2002 and the year ended September 30, 2001:

	June 30, 2002	September 30, 2001
Net sales
Germany	7,076	10,604
Other Europe	1,755	4,948
USA	2,276	6,344
South Korea	9,312	8,278
Other Asia/Pacific	1,020	1,474
Other	2,115	4,171

Total	23,554	35,819

	June 30, 2002	September 30, 2001
Long-lived assets
Germany	3,106	2,656
USA	1,058	1,458

Total	4,164	4,114

        Revenues from external customers are based on the customers' billing location. Long-lived assets are those assets located in each geographic area.

        During the nine months ended June 30, 2002 and the year ended September 30, 2001, two customers individually accounted for more than 10% of sales for the GaAs Business, aggregating 35.2% and 34.2%, respectively.

PRO FORMA FINANCIAL INFORMATION
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION

        The following unaudited condensed consolidated pro forma financial statements have been prepared to give effect to TriQuint Semiconductor, Inc.'s ("TriQuint's") acquisition of certain assets and liabilities of the Gallium Arsenide Semiconductor Business (the "GaAs Business") of Infineon Technologies AG ("Infineon"). These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that TriQuint believes are reasonable. The condensed consolidated pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of TriQuint would actually have been if the acquisition had occurred on the dates referred to below, nor do they purport to project the results of operations or financial position of TriQuint for any future period or as of any date, respectively.

        The unaudited condensed consolidated pro forma balance sheet as of June 30, 2002 was prepared by combining the historical cost balance sheet at June 30, 2002 for TriQuint with the historical cost balance sheet at June 30, 2002 for the GaAs Business, giving effect to the acquisition as though it was completed on that date.

        The unaudited condensed consolidated pro forma statements of operations for the twelve month period presented were prepared by combining TriQuint's statement of operations for the year ended December 31, 2001 with the GaAs Business statement of operations for the year ended September 30, 2001, giving effect to the acquisition as though it had occurred on January 1, 2001.

        The pro forma reporting for the year ended December 31, 2001 combines TriQuint and the GaAs Business results, which have different fiscal year ends. The different fiscal year ends may be combined as long as the year ends are within 93 days of each other in accordance with Securities and Exchange Commission guidance.

        The unaudited condensed consolidated pro forma statement of operations for the six month period presented was prepared by combining TriQuint's statement of operations for the six month period ended June 30, 2002 with the GaAs Business statement of operations for the six month period ended March 31, 2002, giving effect to the acquisition as though it had occurred on January 1, 2002.

        These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the acquisition, or any non-recurring charges or credits resulting from the transaction such as in-process research and development charges.

        These condensed consolidated pro forma financial statements should be read in conjunction with the historical financial statements of (i) TriQuint included its Annual Report on Form 10-K for the year ended December 31, 2001 (filed March 27, 2002), and (ii) the GaAs Business beginning on page F-2 herein.

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
June 30, 2002
(dollars in thousands)

			Pro Forma Adjustments
	TriQuint June 30, 2002	GaAs Business June 30, 2002			Pro Forma Consolidated
			Footnote	Amounts
Assets:
Current assets:
Cash and cash equivalents	$292,603	$—	1	$(53,513)	$239,090
Investments in marketable securities	165,008	—			165,008
Accounts receivable, net	33,028	6,427	9	(6,427)	33,028
Related party receivables	—	165	9	(165)	—
Inventories, net	29,851	5,780	9	(5,780)	29,851
Deferred income taxes	11,359	—			11,359
Other current assets	58,201	334	9	(334)	58,201

Total current assets	590,050	12,706		(66,219)	536,537

Long-term investment in marketable securities	104,954	—			104,954
Property, plant and equipment, net	225,092	2,256	1	3,019	230,367
Deferred income taxes	23,761	—			23,761
Other investment	73,617	—			73,617
Restricted long-term assets	14,547	—			14,547
Other non-current assets, net	21,191	—	1	23,200	44,391
Goodwill	—	—	1	23,725	23,725
Long-term investment and advances	—	1,834	9	(1,834)	—

Total assets	$1,053,212	$16,796		$(18,109)	$1,051,899

Liabilities and stockholders' and business equity:
Current liabilities:
Accounts payable and accrued expenses	$79,501	$981	9	$(981)	$79,501
Current installments of capital lease and installment note obligations	754	—			754
Other current liabilities	—	789	1	(507)	282

Total current liabilities	80,255	1,770		(1,488)	80,537

Long-term debt, less current installments	284,500	—			284,500
Pension obligations	—	1,276	1	(108)	1,168

Total liabilities	364,755	3,046		(1,596)	366,205

Stockholders' and business equity:
Common stock	457,495	—			457,495
Accumulated other comprehensive income	245	—			245
Unearned ESOP compensation	(390)	—			(390)
Retained earnings	231,107	—	5	(2,763)	228,344
Investments by and advances from Infineon Technologies AG	—	12,752	9	(12,752)	—
Foreign currency translation adjustment	—	998	9	(998)	—

Total stockholders' and business equity	688,457	13,750		(16,513)	685,694

Total liabilities and stockholders' and business equity	$1,053,212	$16,796		$(18,109)	$1,051,899

See accompanying notes to the condensed consolidated pro forma financial statements.

UNAUDITED CONDENSED
CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
(dollars in thousands, except share and per share amounts)

	TriQuint	GaAs Business
	Year Ended
			Pro Forma Adjustments		Pro Forma
	December 31, 2001	September 30, 2001
			Footnotes	Amounts	Consolidated
Revenues	$334,972	$32,112		$—	$367,084
Cost of goods sold	199,381	44,093	3,4,10	(25,919)	217,555

Gross profit	135,591	(11,981)		25,919	149,529
Operating expenses:
Research, development and engineering	51,817	15,404	4	248	67,469
Sales, general and administrative	46,819	12,443	4	127	59,389
Impairment of long-lived assets	76,933	—			76,933
Merger-related costs	7,546	—			7,546

Total operating expenses	183,115	27,847		375	211,337

Loss from operations	(47,524)	(39,828)		25,544	(61,808)

Other income (expense):
Interest income	27,366	—			27,366
Interest expense	(14,574)	(66)			(14,640)
Impairment charge-equity investments	(15,057)	—			(15,057)
Other, net	(155)	—			(155)

Total other expense, net	(2,420)	(66)		—	(2,486)

Loss before income tax	(49,944)	(39,894)		25,544	(64,294)
Income tax (expense) benefit	18,093	(1,133)	8	(9,911)	7,049

Loss from continuing operations	$(31,851)	$(41,027)		$15,633	$(57,245)

Per share data:
Basic	$(0.25)	$—			$(0.44)

Weighted-average common shares	129,784,170	—			129,784,170

Diluted	$(0.25)	$—			$(0.44)

Weighted-average common and common equivalent shares	129,784,170	—			129,784,170

See notes to condensed consolidated pro forma financial statements.

UNAUDITED CONDENSED
CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED
(dollars in thousands, except share and per share amounts)

	TriQuint	GaAs Business
	Six Months Ended
			Pro Forma Adjustments		Pro Forma
	June 30, 2002	March 31, 2002
			Footnotes	Amounts	Consolidated
Revenues	$123,583	$13,239		$—	$136,822
Cost of goods sold	80,210	21,378	3, 10	(13,699)	87,889

Gross profit	43,373	(8,139)		13,699	48,933
Operating expenses:
Research, development and engineering	25,441	7,207	4	124	32,772
Sales, general and administrative	21,358	4,687	4	63	26,108

Total operating expenses	46,799	11,894		187	58,880

Loss from operations	(3,426)	(20,033)		13,512	(9,947)

Other income (expense):
Interest income	6,073	—		—	6,073
Interest expense	(6,598)	(31)		—	(6,629)
Other, net	4,537	—		—	4,537

Total other income, net	4,012	(31)		—	3,981

Income (loss) before income tax	586	(20,064)		13,512	(5,966)
Income tax expense	(351)	(192)	8	(5,243)	(5,786)

Net income (loss)	$235	$(20,256)		$8,269	$(11,752)

Per share data:
Basic	$0.00	$—			$(0.09)

Weighted-average common shares	131,470,021	—			131,470,021

Diluted	$0.00	$—			$(0.09)

Weighted-average common and common equivalent shares	134,891,614	—			134,891,614

See notes to condensed consolidated pro forma financial statements.

TriQuint Semiconductor, Inc.
Notes to Condensed Consolidated Pro Forma Financial Statements
(dollars in thousands)

1.    Basis of Pro Forma Presentation

        On July 1, 2002 (the "Closing Date"), TriQuint Semiconductor, Inc. ("TriQuint") finalized the acquisition ("Acquisition") of Infineon Technologies AG's ("Infineon") gallium arsenide semiconductor business ("GaAs Business") pursuant to a Sales and Transfer Agreement dated July 1, 2002 by and between TriQuint and Infineon (the "Agreement").

        On the Closing Date, Infineon received the initial purchase price of Euro 50.0 million (including Euro 10.0 million deposit for earn-out). Pursuant to the Agreement, the total purchase price may be adjusted over a 24-month period based upon revenues generated by the GaAs Business with a maximum purchase price of Euro 124.0 million and a minimum purchase price of Euro 40.0 million (including Euro 5.0 million set aside as a warranty reserve). The deposit for the earn-out has been excluded from the purchase price as TriQuint believes there is reasonable doubt that this amount will be earned and payable to Infineon.

        Until June 20, 2003, TriQuint is entitled to present to Infineon claims for warranty not to exceed 5.0 million Euro. Once a claim is made it shall be considered contested until allowed by Infineon by notice, or withdrawn by TriQuint by notice. A claim shall be determined as allowed unless arbitrated within three months. TriQuint is required to deliver Euro 5.0 million on June 30, 2003 less claims allowed or still contested claims.

        The effects of the Acquisition have been presented using the purchase method of accounting and accordingly, TriQuint allocated the purchase price to the estimated fair value of the assets acquired and liabilities assumed with any excess purchase price allocated to identifiable intangible assets and goodwill. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as TriQuint finalizes its allocation of purchase price in accordance with accounting principles generally accepted in the United States of America. The conversion rate from one Euro to $0.9821 which was the rate in effect as of June 30, 2002.

        The following represents the preliminary allocation of the purchase price over the estimated fair values of the acquired assets and assumed liabilities of the GaAs Business at June 30, 2002 and is for illustrative pro forma purposes only. Assuming the transaction occurred on January 1, 2001, the allocation would have been as follows (in thousands of dollars):

Cash	$53,063
Acquisition costs	450
Less-deposit for earn-out	(9,821)

Total purchase consideration	$43,692

Allocation of Purchase Consideration:
Machinery and equipment	5,275
Liabilities assumed	(1,450)
Acquired in-process research and development	2,763
Goodwill	23,725
Current technology	4,541
Process technologies	7,472
Patent portfolio	1,239
Backlog	127

Total	$43,692

2.    Excluded employees

        TriQuint hired a majority of the employees of the GaAs Business on July 1, 2002. However, pursuant to the Agreement, certain employees of the GaAs Business did not become TriQuint's employees. The employees hired by TriQuint were primarily in research and development. No adjustment has been made to the condensed consolidated pro forma statements of operations to reflect the impact of not hiring certain employees (primarily in the sales fuction) as there was not supportable evidence of the expenses that would have been incurred in these areas had this transaction occurred as of the beginning of the periods presented.

3.    Depreciation adjustment due to reduction in property, plant, and equipment

        Adjustment was made to increase depreciation expense resulting from the adjustment of the book value of the GaAs Business property and equipment from the historical cost basis to its estimated fair market value. The increase in depreciation expense was calculated on the straight-line basis over a five year estimated life.

4.    Amortization of identifiable intangible assets acquired

        Adjustment was made to recognize amortization expense of identifiable intangible assets acquired in the transaction. Amortization expense was calculated on the straight-line basis over one year for backlog, five years for the patent portfolio and three years for current technology. No amortization expense was recorded in the pro forma periods presented related to process technology acquired as this technology will not be placed into service until TriQuint begins production of these products at its Hillsboro facility.

5.    In-process research and development

        In accordance with accounting principles generally accepted in the United States of America, research and development costs are expensed as incurred. However, material non-recurring charges which result directly from the transaction and which will be recognized in TriQuint's statement of operations within the next twelve months following the transaction were not included in the pro forma statement of operations. Accordingly, the write-off of acquired in-process research and development of $2.8 million was not reflected in the condensed consolidated pro forma statement of operations. Pro forma effect was given to in-process research and development acquired in the condensed consolidated pro forma balance sheet as a reduction of other non-current assets, net and retained earnings.

6.    Goodwill

        In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the excess purchase price allocated to goodwill was not amortized in these unaudited condensed consolidated pro forma financial statements.

7.    Corporate allocation

        The historical financial statements of the GaAs Business include corporate allocations from Infineon. No adjustments were made to the condensed consolidated pro forma financial statements related to these allocations as there was no supportable evidence of the amounts that may have been incurred had this transaction taken place as of the beginning of the periods presented. Refer to the historical financial statements and related footnotes for the GaAs Business for a summary of the corporate allocations for the periods presented.

8.    Income Tax Benefit and Expense

        Adjustment was made to recognize the income tax benefit or expense related to depreciation, amortization expense and the reduction of cost of goods sold.

9.    Assets and liabilities not acquired

        The adjustment reflects the elimination of assets and liabilities not acquired from Infineon.

10.    Interim Supply Agreement

        TriQuint entered into a one-year interim supply agreement with Infineon whereby TriQuint may purchase GaAs products from Infineon in order to satisfy customer demand. TriQuint may procure these products at established prices that are generally less than those that would be paid by other parties. TriQuint believes that certain reductions in cost of goods sold will be achieved as a result of this supply agreement, with an overall gross margin percentage of approximately 50% on products supplied by Infineon. Accordingly, the condensed consolidated pro forma statements of operations have been adjusted to reflect a 50% gross margin for the GaAs Business for the 12 and six-month periods presented.

GaAs Business
Balance Sheet Conversion
June 30, 2002
(in thousands, assuming a conversion rate of one euro to $0.98210*)

	June 30, 2002	June 30, 2002
	(euro)	($)
Assets:
Current assets:
Accounts receivable, net	EUR 6,544	$6,427
Related party receivables	168	165
Inventories	5,885	5,780
Other current assets	340	334

Total current assets	12,937	12,706

Machinery and equipment, net	2,297	2,256
Long-term investment and advances	1,867	1,834

Total assets	17,101	16,796

Liabilities and business equity:
Current liabilities:
Accounts payable	22	21
Accrued liabilities	977	960
Other current liabilities	803	789

Total current liabilities	1,802	1,770

Pension obligations	1,299	1,276

Total liabilities	3,101	3,046

Business equity:
Investments by and advances from Infineon Technologies AG	12,984	12,752
Foreign currency translation adjustment	1,016	998

Total business equity	14,000	13,750

Total liabilities and business equity	EUR 17,101	$16,796

*
Translated at conversion rate in effect at June 30, 2002.

GaAs Business
Statement of Operations Conversion
For the Year Ended September 30, 2001
(in thousands, assuming a conversion rate one euro to $0.8965*)

	September 30, 2001	September 30, 2001
	(euro)	($)
Revenues	EUR 35,819	$32,112
Cost of goods sold	49,183	44,093

Gross margin	(13,364)	(11,981)
Operating expenses:
Research, development and engineering	17,182	15,404
Sales, general and administrative	13,880	12,443

Total operating expenses	31,062	27,847

Loss from operations	(44,426)	(39,828)

Other income (expense):
Interest expense	(74)	(66)

Total other expense, net	(74)	(66)

Loss before income tax	(44,500)	(39,894)
Income tax (expense) benefit	(1,264)	(1,133)

Net loss from continuing operations	EUR (45,764)	$(41,027)

*
Translated at average conversion rate for the year ended December 31, 2001.

GaAS Business
Statement of Operations Conversion
For the six months ended March 31, 2002
(in thousands, assuming a conversion rate of one euro to $0.8985)

	March 31, 2002	March 31, 2002
	(euro)	($)
Revenues	EUR 14,735	$13,239
Cost of goods sold	23,793	21,378

Gross margin	(9,058)	(8,139)
Operating expenses:
Research, development and engineering	8,023	7,207
Sales, general and administrative	5,217	4,687

Total operating expenses	13,240	11,894

Loss from operations	(22,298)	(20,033)

Other income (expense):
Interest expense	(34)	(31)
Other, net	—	—

Total other income, net	(34)	(31)

Loss before income tax	(22,332)	(20,064)
Income tax expense	(214)	(192)

Net loss	EUR (22,546)	$(20,256)

*
Translated at the average conversion rate for the six months ended June 30, 2002.

Index to Exhibits

Exhibit	Description
2.1*†	Amended Sale and Transfer Agreement between Infineon Technologies AG, Infineon Technologies North America Corp., TriQuint Semiconductor, Inc. and TriQuint GmbH dated as of April 29, 2002
2.1.1*†	Interim Supply Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.2*†	Side Letter to the Interim Supply Agreement dated July 1, 2002
2.1.3*†	Cooperation Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.4†	Transition Services Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.5*†
Basic Supply Agreement Relating to the Supply of Highly Reliable Semiconductor Products and Assignment of Customer Contracts by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.6*†	Backend Foundry Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated July 1, 2002
2.1.7*†	Side Letter to the Backend Foundry Agreement dated July 1, 2002
2.1.8*†	Interim Lease Agreement by and between TriQuint Semiconductor, Inc. and Infineon Technologies AG dated April 22, 2002

*
A request for confidential treatment of certain portions of such agreement has been submitted to the Securities and Exchange Commission with respect to such exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

†
Previously filed.

        Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the above exhibits have been omitted. The Registrant agrees to supplementally furnish such schedules upon request of the Securities and Exchange Commission.

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  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO FINANCIAL STATEMENTS
Independent Auditors' Report
Gallium Arsenide Semiconductor Business of Infineon Technologies AG Combined Balance Sheets June 30, 2002 and September 30, 2001 (euro in thousands)
Gallium Arsenide Semiconductor Business of Infineon Technologies AG Combined Statements of Operations For the nine months ended June 30, 2002 and the year ended September 30, 2001
Gallium Arsenide Semiconductor Business of Infineon Technologies AG Combined Statements of Business Equity For the nine months ended June 30, 2002 and the year ended September 30, 2001 (euro in thousands)
Gallium Arsenide Semiconductor Business of Infineon Technologies AG Combined Statements of Cash Flows For the nine months ended June 30, 2002 and year ended September 30, 2001
Gallium Arsenide Semiconductor Business of Infineon Technologies AG Notes to the Combined Financial Statements (euro in thousands, except where otherwise stated)
PRO FORMA FINANCIAL INFORMATION UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET June 30, 2002 (dollars in thousands)
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED (dollars in thousands, except share and per share amounts)
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED (dollars in thousands, except share and per share amounts)
TriQuint Semiconductor, Inc. Notes to Condensed Consolidated Pro Forma Financial Statements (dollars in thousands)
GaAs Business Balance Sheet Conversion June 30, 2002 (in thousands, assuming a conversion rate of one euro to $0.98210*)
GaAs Business Statement of Operations Conversion For the Year Ended September 30, 2001 (in thousands, assuming a conversion rate one euro to $0.8965*)
GaAS Business Statement of Operations Conversion For the six months ended March 31, 2002 (in thousands, assuming a conversion rate of one euro to $0.8985)
Index to Exhibits